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                                                                EXHIBIT 23.2

              CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


           We hereby consent to the use of our name in this Registration Statement on Form S-4 under the heading "Experts". We further consent to the incorporation by reference of our estimates of reserves and present value of future net reserves in such Registration Statement.


                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS

                                      /s/ Ryder Scott Company
                                      Petroleum Engineers

Houston, Texas
August 26, 1997